UNITED STATES

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Vir Biotechnology, Inc.

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2024 Annual Meeting: Stockholder Engagement Spring 2024 © 2024 Vir Biotechnology, Inc.™

Forward-Looking Statements    Statements in this presentation that are not statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the near-term financial performance of Vir Biotechnology, Inc. (the “Company” or “Vir”); the Company’s strategy and plans; capital allocation; financial and operating results and its expectations related thereto; potential of, and expectations for, the Company’s pipeline; the Company’s clinical development programs, clinical trials, including the enrollment of clinical trials, and data readouts and presentations; clinical data from the Company’s ongoing trials of tobevibart and elebsiran; the ability of tobevibart and elebsiran (as monotherapies or combination therapies) to treat and/or prevent chronic hepatitis Delta (CHD) or chronic hepatitis B virus (CHB); the Company’s preclinical pipeline; the Company’s collaboration with the Biomedical Advanced Research and Development Authority (BARDA); the Company’s use of artificial intelligence and machine learning in its efforts to engineer next-generation proteins and in other research and development efforts; the timing and amount of actual expenses, including, without limitation, the Company’s anticipated combined GAAP R&D and SG&A expenses; and the Company’s plans for its CHD, CHB, human immunodeficiency virus (HIV), RSV/MPV, Influenza, pre-cancerous HPV lesions, and COVID-19 portfolios.  Words such as “aim,” “anticipate,” “believe,” “could,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “promising,” “will,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks, including unexpected safety or efficacy data or results observed during clinical trials or in data readouts; the timing and outcome of the Company’s planned interactions with regulatory authorities; difficulties in obtaining regulatory approval; uncertainty as to whether the anticipated benefits of the Company’s collaborations with BARDA and other companies can be achieved; difficulties in collaborating with other companies; challenges in accessing manufacturing capacity; clinical site activation rates or clinical trial enrollment rates that are lower than expected; successful development and/or commercialization of alternative product candidates by the Company’s competitors; changes in expected or existing competition; the Company’s use of artificial intelligence and machine learning in its efforts to engineer next-generation proteins and in other research and development efforts; the timing and amount of actual expenses, including, without limitation, the Company’s anticipated combined GAAP R&D and SG&A expenses; geopolitical changes or other external factors; and unexpected litigation or other disputes. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. The actual results may vary from the anticipated results and the variations may be material. Other factors that may cause the Company’s actual results to differ from current expectations are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. These forward-looking statements should not be taken as forecasts or promises nor should they be taken as implying any indication, assurance or guarantee that the assumptions on which such forward-looking statements have been made are correct or exhaustive or, in the case of the assumptions, fully stated in this presentation. You are cautioned not to place undue reliance on the scientific data presented or these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.  This presentation discusses product candidates that are under clinical study, and which have not yet been approved for marketing by the US Food and Drug Administration (FDA). No representation is made as to the safety or effectiveness of these product candidates for the use for which such product candidates are being studied.    The trademarks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products.    Marketing Authorization/Emergency Use of Sotrovimab Sotrovimab has been granted a marketing authorization in the EU (inclusive of 27 member states), Norway, Iceland, Great Britain (conditional), Switzerland (conditional), Australia (provisional) and Bahrain. In Japan, a Special Approval in Emergency has been granted. In addition, sotrovimab currently has a temporary/emergency authorization in Oman and the UAE. In the United States, sotrovimab has not been approved, but has been authorized for emergency use by the FDA under an Emergency Use Authorization (EUA), to treat mild-to-moderate COVID-19 in adults and pediatric patients (12 years of age and older weighing at least 40 kg) with positive results of direct SARS-CoV-2 viral testing, and who are at high risk for progression to severe COVID-19, including hospitalization or death. In March and April 2022, the FDA amended the EUA fact sheet to exclude sotrovimab use in geographic regions where infection is likely to have been caused by a non-susceptible SARS-CoV-2 variant based on available information, including variant susceptibility to these drugs and regional variant frequency. With this EUA revision, sotrovimab is not currently authorized for use in any U.S. region, and we cannot predict whether (if at all) or to what extent sotrovimab may be reauthorized for use by the FDA in any U.S. region in the future. In addition, there can be no assurance with respect to how long the EUA will remain in effect or whether the EUA will be further revised or revoked by the FDA following the termination of the underlying public health emergency declaration on May 11, 2023, or for other reasons. Disclaimer © 2024 Vir Biotechnology, Inc.™

Vir – Powering the Immune System to Transform Lives

Vir Biotechnology, which completed its IPO in 2019, is an immunology company focused on powering the immune system to transform lives by treating and preventing infectious diseases and other serious conditions, including viral-associated diseases.



OUR BUSINESS

Vir's core capabilities include deep immunology and virology expertise, our proven world-class monoclonal antibody platform with AI-led protein engineering capabilities, as well as our T cell-based viral vector platform.

We power the immune system to transform lives.

CURRENT PIPELINE AND FUTURE GROWTH

- Clinical-stage company with Phase 2 assets **targeting hepatitis delta and B viruses**, and with a Phase 1 asset in HIV
- **Most advanced preclinical candidates in our pipeline:**
  - RSV/MPV
  - HPV
  - COVID-19[1]
  - Flu A+B
- **Strong balance sheet** with ~$1.51B in cash[2] to fund us through near-term, major inflection points
- **Focused on areas of highest potential** to create value while maintaining flexibility to invest in synergistic and complimentary external innovation, where we can leverage our existing capabilities to enhance our pipeline

1) VIR-7229 is funded by BARDA (Biomedical Advanced Research and Development Authority)
2) Represents cash, cash equivalents, and investments as of March 31, 2024

© 2024 Vir Biotechnology, Inc.™ 3

A Significant Year of Transition 2023 was a significant year of transition for Vir: multiple business challenges and sector headwinds impacted a strong start to the year, but our team delivered on key objectives, positioning us for success going forward Despite the unexpected business challenges in 2023, our new executive management team effectively executed on many key objectives throughout the year, putting Vir in a strong position operationally and financially for the future In coordination with Dr. Scangos’ decision to retire, Vir conducted a thoughtful succession planning process led by the Board Chairman and Compensation Committee Chair CEO search focused on experienced candidates who could manage rapidly growing global biotherapeutic operations, drive innovation, and deliver value In January 2023, Vir announced the appointment of Dr. Marianne De Backer as our incoming CEO starting in April 2023 Entering 2023, we expected a transformational year with critical Phase 2 readouts for programs in hepatitis D, hepatitis B and influenza Assembled new executive management team with significant immunology, infectious disease, and commercialization experience Dr. De Backer begins to lead company through next phase of growth with three critical phase 2 readouts in the near-term for 2024 CEO Transition Expected Transformational Year Unpredictable Business Challenges Unexpected business challenges arose, dramatically impacting our stock price In July 2023, negative data readout from our Phase 2 PENINSULA trial evaluating VIR-2482 for the prevention of symptomatic Influenza A illness Strong headwinds impacting the biotechnology sector Sotrovimab(1) generated revenues during the COVID-19 pandemic but currently no revenue stream  1) Sotrovimab has obtained emergency authorization, temporary authorization or market approval (under the brand name Xevudy®) for early treatment of COVID-19 in more than 30 countries. Sotrovimab is not authorized in the U.S. © 2024 Vir Biotechnology, Inc.™

Transformational Leader with Strong Track Record © 2024 Vir Biotechnology, Inc.™ Marianne De Backer, M.Sc., Ph.D., MBA Chief Executive Officer & Director Transformational leader with a track record of success in highly scientific and competitive therapeutic areas, a deep understanding of the evolving global healthcare environment, and an unwavering commitment to driving innovation Unique and invaluable industry expertise, having both led drug discovery in the US and Europe and launched drugs commercially More than 30 years of broad international leadership experience, including a strong track record in global expansion, innovation technology licensing, leading large-scale research teams and commercial businesses, and executing multiple billion-dollar mergers and acquisitions Served as a member of Bayer’s Executive Committee, and EVP and Global Head of Strategy, BD&L and Open Innovation of the Bayer AG Pharmaceuticals division, and previously at Johnson & Johnson, where she held global leadership roles in drug discovery, strategy, business & corporate development, and commercial Key Achievements Since Joining in April 2023 Dr. De Backer immediately focused her efforts on building on the strength of our core capabilities and strong balance sheet to position Vir for continued success, including rolling out a new corporate strategy to drive future growth Delivered on our core hepatitis Phase 2 readouts for SOLSTICE and MARCH Part B, culminating in the transformative data we presented at AASLD 2023 Submitted 1 IND and advanced 3 early-stage research programs to Development Candidate status and continued to advance our T cell viral vector platform in HIV with VIR-1388 Exceeded our goal of reducing total cash spend and implementing financial rigor while securing ~$75 million in new grant funding from the Biomedical Advanced Research and Development Authority (BARDA) and the Bill & Melinda Gates Foundation Rationalized our geographical footprint which included eliminating approximately 12%, or net 75 positions, including reductions from the Company’s discontinuation of its small molecule group which was initiated in the third quarter of 2023 Invested in core capabilities in immunology and virology, a world class monoclonal antibody (mAb) platform with AI-driven protein engineering, and a T cell-based viral vector platform to elicit long-lasting immune responses

Refreshed Leadership Team Supporting Our Strategy © 2024 Vir Biotechnology, Inc.™ Eight of nine members of the leadership team are new to Vir or key executive roles since 2023 Marianne De Backer, M.Sc., Ph.D., MBA Chief Executive Officer (joined in 2023) Jeff Calcagno, M.D. EVP & Chief Business Officer (joined in 2023) Aine Hanly, Ph.D. EVP & Chief Technology Officer (joined in 2021) Vanina de Verneuil, J.D. EVP, General Counsel & Corporate Secretary (since 2023) Jenny Gumm, Ed.D., MBA EVP & Chief Human Resources Officer (since 2023) Carey Hwang, M.D., Ph.D. SVP & Interim Chief Medical Officer (since 2024) Experienced leader in international healthcare with a focus on accelerating innovative therapeutics designed to ensure better patient care. Renowned leader in the biopharma industry with more than 30 years of broad international leadership experience and a deep understanding of the evolving global healthcare environment. Seasoned general counsel with over 20 years' experience representing publicly listed companies, their boards of directors and biopharma investors. Executive-level multi-faceted strategist able to develop high-impact business solutions that drive organizational results. Accomplished technical operations leader with extensive experience advancing novel solutions to accelerate product commercialization. Infectious disease physician whose industry career has been dedicated to the development of novel therapies to address some of the world’s most challenging infectious diseases. Jennifer Eileen Towne, Ph.D. EVP & Chief Scientific Officer (joined in 2023) Scientist with more than two decades of in-depth R&D experience, and a proven track record of successfully developing breakthrough medicines & advancing new drug applications. While we experienced significant turnover in our executive team in 2023 requiring specific compensation decisions outside of our annual pay programs, we made no special severance arrangements to any of the executives in 2023 Ruju Bhatt Srivastava, M.D. EVP, Program Leadership and Management (joined in 2024) Highly experienced scientist with robust experience in immuno-oncology, drug development and licensing, and infectious disease therapy; led a first in-human rare disease program. Brent Sabatini, CPA, MBA SVP, Finance & Chief Accounting Officer (joined in 2023) Skilled finance professional with widespread experience in accounting, external reporting, financial planning, and analysis.

Compensation Decisions Facilitated Smooth Transition

In connection with Dr. De Backer's appointment as CEO, the Compensation Committee determined it necessary to grant targeted new-hire awards to incentivize De Backer to join Vir at a pivotal time

Key factors considered by the Compensation Committee in determining the CEO's incoming pay arrangements

1. Compensation provided to CEOs at similarly sized biopharma companies
2. Alignment with stockholder interests by delivering a significant portion of the new hire package in the form of at-risk equity compensation
3. The critical business need to recruit an executive of Dr. De Backer's stature and experience during a key inflection point for Vir
4. Dr. De Backer's compensation at her prior employer, including compensation forfeited upon her termination of employment
5. Dr. De Backer's loss of compensation from her service on a number of Boards of Directors from which she would need to resign in order to devote her full time and attention to our business
6. The expense and effort necessary for Dr. De Backer to relocate her family from Germany to San Francisco

CEO sign-on arrangements designed with consideration of industry practices and alignment with stockholder interests

- Equity grant comprises 67% stock options and 33% RSUs, vesting over four years, immediately aligns with stockholder interests and promotes long-term perspective
- Half of cash portion subject to service requirements
- Overall quantum based on multitude of factors, including market data and the significant amount needed to replace unvested equity forfeited at her prior employer, Bayer

The average intrinsic value of the CEO's 2023 equity grants is currently approximately 16%[(1)] of the grant date fair value due to stock price decline associated with our Phase 2 PENINSULA trial, reinforcing the highly at-risk nature of our compensation program

1) Reflects the immediate value of the annual options and annual RSUs if exercised or vested as of fiscal year end based on a closing stock price of $10.06 on December 29, 2023 (e.g., options shown above would have no intrinsic value at $10.06 and each RSU would have a $10.06 value attributable to it).

© 2024 Vir Biotechnology, Inc.™
7

Business-Aligned Executive Compensation Program © 2024 Vir Biotechnology, Inc.™ Compensation program takes into account the volatility and uncertainty of our business as a clinical-stage biotech company, while also aligning incentives with long-term stockholder value and peer practices Component 2023 Compensation Program Base Salary Targeted at competitive levels and based on responsibilities, experience, contributions, and market data Short-Term Incentive Corporate Performance Goals – 100% Product (5%) Program (30%) Pipeline (20%) Financial (15%) Functional Excellence (20%) People & Culture (10%) Individual Performance Modifier Typically no more than +/- 20% Long-Term Incentive(1) 67% - Stock Options Cliff vest at 25% after one year, then vest in equal monthly installments for the next 36 months 33% - Restricted Stock Units (“RSUs”) Vest 25% annually over a 4-year period Rationale Goals intended to motivate and reward the achievement of Vir’s most critical drivers of near-term success and, where applicable, consistent with the communication provided to investors with earnings Aligned with our business strategy and weighted by relative importance so that overall corporate achievement can be objectively measured Establishes competitive pay that properly incentivizes executive officers for day-to-day responsibilities Options are a common form of compensation in our industry as they require sustained stock price appreciation to provide value RSUs provide a stable and retentive form of equity compensation Important combination given the volatility and uncertainty that characterizes clinical-stage biotech companies and is well aligned with peer practice 1) Equity granted under our annual executive compensation program is subject to double-trigger vesting arrangements upon change in control.

Robust Engagement Informs Go-Forward Strategies © 2024 Vir Biotechnology, Inc.™ In 2023, we proactively sought feedback from stockholders to understand key matters of interest as we continue to iterate our governance and compensation practices Preference for additional disclosure around the CEO transition and pay Added extensive disclosure around the CEO transition, including on the selection process, the new hire compensation, and disclosure of go-forward 2024 compensation 71.4% Outstanding Shares Desire for additional disclosure around the annual incentive program, achievement, and payout determination Added detailed disclosure on individual payout determinations, how goal categories were scored, and how the overall corporate attainment percentage was calculated Preference for performance-based equity and disclosed rationale around the current equity mix Explained why our annual mix, which is aligned with our industry, appropriately incentivizes sustained stock price appreciation given the volatility and uncertainty characterizing clinical-stage biotech companies Potential opportunities for introducing performance-based equity continues to be under review by the Compensation Committee What We Heard: What We Did: Outreach to Over Discussions focused on a variety of topics including: Business strategy CEO and other executive leadership transitions 2023 say-on-pay results Corporate governance Compensation philosophy and strategy ESG initiatives These meetings were attended by the Independent Chair of our Compensation Committee and members of our management team

CONTINUING DIRECTORS (CLASSES I & III) Experienced Board to Lead Vir Through Next Chapter © 2024 Vir Biotechnology, Inc.™ Award-winning CEO with a proven record of accelerating the growth and impact of large pharma companies and helped bring important new therapeutics to patients around the world Integral venture capital experience in the biotechnology industry, playing a significant role on our Board since our company inception and in the creation, early sourcing, financing and development of more than 150 companies, many with valuations >$1billion Kevin J. O’Donnell President & CEO, RenaissanceRe Committees: T*, O* Director Since 2013 Kevin J. O’Donnell President & CEO, RenaissanceRe Committees: T*, O* Director Since 2013 Kevin J. O’Donnell President & CEO, RenaissanceRe Committees: T*, O* Director Since 2013 Kevin J. O’Donnell President & CEO, RenaissanceRe Committees: T*, O* Director Since 2013 Marianna De Backer, M.Sc., Ph.D., MBA CEO, Vir Biotechnology Director since 2023 Norbert Bischofberger, Ph.D. President & CEO, Kronos Bio New Nominee Ramy Farid, Ph.D. President & CEO, Schrödinger New Nominee Robert Nelsen Co-founder & Managing Director, ARCH Ventures Director since 2016 Jeffrey S. Hatfield Chairman, Vividion Therapeutics Director since 2020 Robert More Managing Director, Alta Partners Director since 2016 Janet Napolitano Former U.S Secretary of Homeland Security & Arizona Attorney General Director since 2020 Saira Ramasastry Managing Partner, Life Sciences Advisory Director since 2019 George Scangos, Ph.D. Former President & CEO, Vir Biotechnology Director since 2017 Vicki Sato, Ph.D. (Independent Chairman) Former President & CSO, Vertex Pharmaceuticals Director since 2016 Elliott Sigal, M.D., Ph.D. Senior Advisor, New Enterprise Associates Director since 2020 Critical clinical development and scientific expertise, developing and approving more than 25 medicines for a range of serious diseases at Gilead, transforming the treatment of HIV and viral hepatitis, including HBV and HCV Experience implementing major strategic initiatives while at Schrödinger, launching 40 research collaborations and joint ventures, advancing their computational platform, and revamping their drug discovery portfolio New Director Nominee in 2024 2024 DIRECTOR NOMINEES (CLASS II) Prior to nominating Dr. Bischofberger and Mr. Nelsen for election at the Annual Meeting, the Nominating and Corporate Governance Committee and Board evaluated their outside commitments and concluded that their service on the Board is in the best interest of stockholders based on their backgrounds and expertise

We Value Your Support The Board recommends FOR the election of the Company’s four director nominees 1 We request your support at the 2024 Annual Meeting of Stockholders The Board recommends FOR the approval on an advisory basis of named executive officer compensation 2 The Board recommends FOR the appointment of Ernst & Young as the Company’s auditor 3 © 2024 Vir Biotechnology, Inc.™

© 2024 Vir Biotechnology, Inc.™

Additional Information and Where to Find It

Vir Biotechnology, Inc. (“Vir”) has filed a definitive proxy statement and accompanying solicitation materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Stockholders being held on May 29, 2024 (the “Annual Meeting”), which was first made available to stockholders on April 19, 2024. This communication is not intended to be, and is not, a substitute for the definitive proxy statement or any other document that Vir may file with the SEC in connection with the Annual Meeting. The definitive proxy statement contains important information about Vir, the Annual Meeting, and related matters. Stockholders are urged to read the definitive proxy statement and the accompanying solicitation materials because these documents contain important information. Stockholders may obtain a copy of the definitive proxy statement (including any amendments or supplements thereto), and accompanying solicitation materials filed with the SEC at no charge from the SEC’s website at www.sec.gov, or by visiting Vir’s Investor Relations website at investors.vir.bio, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

Vir, its directors, and certain of its executive officers and other agents may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Annual Meeting. Information regarding the names of Vir’s directors, nominees, and executive officers and their respective interests are set forth in the definitive proxy statement and any accompanying solicitation materials. To the extent the holdings of Vir securities by its directors and executive officers change from the amounts set forth in the definitive proxy statement for the Annual Meeting, such changes will be reflected on Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. These documents may be obtained as indicated above.